Rule 424(b)(3)
                                             Registration No. 33-62777


PRICING SUPPLEMENT NO.   18   dated     January 26, 1998



                        THE WALT DISNEY COMPANY


                           Medium-Term Notes


This Pricing Supplement accompanies and supplements the Prospectus dated March 7, 1996, as supplemented by the Prospectus Supplement, dated March 7, 1996 (the "Prospectus Supplement").

The Notes have the following terms (as applicable):

Rate:    /X/ Fixed Rate   / / Floating Rate   / / Zero Coupon
         / / Discount

Form:    /X/ Book-Entry   / / Definitive

Principal Amount:        $150,000,000

Original Issue Price:    100%

CUSIP No:   25468PAT3

Proceeds to the Company:  $150,000,000

Discount or Commission to Agents:   N/A

Original Issue Discount:  N/A

Original Issue Date:      January 29, 1998

Stated Maturity:          February 26, 1999

Yield to Maturity:        N/A

Interest Rate Per Annum (for Fixed Rate Notes):  5.50% (Daycount: Actual/360)

Interest Payment Dates:
     / /  Third Wednesday of each month
     / /  Third Wednesday of each March, June,
            September and December
     / /  Third Wednesday of each ________________
            and _________________
     / /  Third Wednesday of each ________________
     /X/  Other (specify)  There will be one Interest Payment Date, which will be at maturity of the Notes on February 26, 1999.

Regular Record Dates:

     / /  Fifteenth day (whether or not a Business Day)
            immediately preceding the related Interest
            Payment Date
     /X/  Other (specify)  N/A
                         --------

Interest Payment Period:
     / /  Monthly
     / /  Quarterly
     / /  Semiannually
     / /  Annually
     /X/  Other:  Upon Maturity

Calculation Agent:     Salomon Smith Barney

Plan of Distribution:  Salomon Brothers Inc has acted as principal with respect to the purchase of the Notes.